Exhibit 10.8

[Free Translation from Hebrew]

State of Israel
Ministry of Trade and Industry
Industrial Research and Development Administration
Office of Chief Scientist

Jerusalem, 12-31-2010

Letter of Approval Number: 43983
(Fiscal regulation: 38020101)
Group: 13

To
Silenseed Ltd.
Hadassa Ein-Karem – Terapia Geneti
Jerusalem 91120
Letter of Approval

1.
We hereby inform you that the research committee, by virtue of its authority according to Article 17 of the Law for the Encouragement of Research and Development in the Industry, 5744-1984 (hereinafter: the “R&D Law”), has resolved in its meeting on 08/03/2010 to approve the program as submitted by you on 05/05/2010, which subject matter is:

a.	Subject of approved program: siRNA – Gene Therapy treatment for Pancreatic Cancer

b.	Performing the approved program: Silenseed Ltd.

Registration Number: 514207778
(hereinafter – the “Approved Program”)

2.
a. The research and development expenses approved for the performance of the approved program will be in an amount of up to: NIS2,971,764.
In words: Two Million, Nine Hundred Seventy One Thousand and Seven Hundred and Sixty Four NIS.
b. The rate of grant approved is 60% of the development expenses (addition with respect to a national priority zone A/ line of confrontation), which is up to an amount of NIS 1,783,058.
In words: One Million, Seven Hundred Eighty Three Thousand and Fifty Eight NIS.

3.	The approval is conditioned upon fulfillment of the provisions of the law, regulations, rules and procedures promulgated thereunder and subject to the following terms:

a.	The approved program will be performed as detailed in your request within a period of 12 months – commencing 05/01/2010 and until 04/30/2011 (hereinafter: the “Performance Period”).

b.
(1) You must inform the Office of the Chief Scientist about every change in the control of the recipient of the grant in the company’s shares and/or in one of the following controlling means: (a) the right to vote in the company’s general meetings; (b) the right to appoint directors in the company; (c) the right to participate in the company’s profits.
(2) Transferring any percentage of the controlling means stated in subsection (1) to a non-Israeli resident or to a foreign company, which make the non-Israeli resident or foreign company an interested party as defined in the Securities Law, 1968, requires notification to Office of the Chief Scientist and a written undertaking of the non-Israeli resident or the foreign company to the R&D Law.
The letter of approval shall be signed in the form existing in the office of the Chief Scientist and in the website of the Ministry of Industry, Trade and Employment.

c.	Additional terms: Payment upon Execution. Royalties shall be paid of the Company's total revenues.

d.	See the appendix in the matter of intellectual property.

e.	In the event of pledging the company’s assets to an Israeli bank against credit, the company must ensure that the pledge shall be subject to the R&D Law.

f.	If the plan is connected to an agreement with an academic institution or an academic implementation company, the company must ensure that the agreement is subject to the provisions of the R&D Law.

Sincerely,

/s/ Dr. Eli Ofer
Dr. Eli Ofer The Chief Scientist

Attached:

1.	Budget breakdown appended to the letter of approval.
2.	Letter of commitment.
3.	Rules determined by the research committee for the performance of the provisions of the Law.
4.	Letter of approval intellectual property appendix.

[Free Translation from Hebrew]

State of Israel
Ministry of Trade and Industry
Industrial Research and Development Administration
Office of Chief Scientist / Office Controller

Jerusalem, 12-31-2010

To:
Silenseed Ltd.
Hadassa Ein-Karem – Terapia Geneti
Jerusalem 91120

Budget Appendix with respect to Research and Development File Number 41737
Appendix to Letter of Approval

Subject to the letter of approval signed by the Chief Scientist from 12/31/2010 and following the decision of the research committee pursuant to Article 17(c) from 08/03/2010 with respect to research and development file which number is 43983

Subject of approved program: siRNA – Gene Therapy treatment for Pancreatic Cancer and performed by Silenseed Ltd.

Period of research: from 05/01/2010 until 04/30/2011

The office’s budget commitment in an amount of up to NIS 1,783,058  is hereby approved for the performance of research and development expenses for the approved program.

/s/	/s/
Vice Chief Scientist	Office controller, the Ministry of Industry, Trade and Employment

[Summary Translation from Hebrew]

This page forms an integral part of the letter of approval

Details of the budget for research and development in the matter of: siRNA – Gene Therapy treatment for Pancreatic Cancer
Performance period commencing 05/01/2010 until 04/30/2011

Budget page version 1.1

Request date

Date of latest update 12/09/2010

File number:	43983
Preparation Date:	12/09/2010
Company	Silenseed
Company Number	6378

A. Human Resources
Total Human Resources	1,323,504

B. Materials and consumable tools
Total Materials	550,260

C. Subcontractors
Total Subcontractors	1,018,000

E. Miscellaneous
Total	80,000

Total in NIS 2,971,764
Grant 60% 1,783,058

Notes:
A. The person performing the research shall be entitled to payments only with respect to expenses made and registered in a special account (including registration of work hours of the researchers working in this research), and in accordance with the budget instructions of the Office of the Chief Scientist at the Ministry of Trade and Employment.

B. This budget page is in effect only after signing the letter of approval

Signature:

/s/ David Lavie	/s/ Silenseed Ltd.	1/6/2011
Office	Company	Date

[Free Translation from Hebrew]

 Silenseed Ltd.
Number at the registrar of companies: 514207778

Date: 01.06.11
Company: 6378

To
Industrial Research and Development Administration, Office of Chief Scientist
Ministry of Industry, Trade and Employment
5 Bank Israel, PO Box 3166
Jerusalem

Dear Sir,

Re: Undertaking Letter and Notice re Commencement of Performance of Approved R&D Plan
Subject: siRNA – Gene Therapy treatment for Pancreatic Cancer

File Number: 43983

We hereby inform you that we commenced performing the approved plan, according to the referenced approval letter on 05.01.10.

1.	We declare and undertake to comply with all the provisions of the Law for the Encouragement of Research and Development in Industry 5744-1984 (hereinafter the “Law”), and including:

a.
The obligation not to transfer to another the knowledge, the rights on the knowledge and the manufacturing rights deriving from the research and development without the approval of the research committee.

b.
To pay royalties and file all reports according to the Law and the Regulations for the Encouragement of Research and Development in Industry (Rate of Royalties and Rules for their Application), 5756-1996 (hereinafter the “Royalties Regulations”) and the procedures of the Industrial Research and Development Administration (hereinafter the “Administration”).

2.
We declare that we have read all instructions and procedures for financial reporting for R&D purposes and we will comply with them, including in connection with the computerized system for the reporting on hours in assignment to tasks.

3.	We consent to the attribution of this file numbered: 43983 to plan 41272 Subject: siRNA – Gene Therapy treatment for Pancreatic Cancer.

4.	Additional undertakings:
Royalties shall be paid of the Company's total revenues.

[Free Translation from Hebrew]

State of Israel
Ministry of Trade and Industry
Industrial Research and Development Administration
Office of Chief Scientist

Jerusalem, 12-31-2010

Letter of Approval Number: 43983
(Fiscal regulation: 38020101)
Group: 13

To:
Silenseed Ltd.
Hadassa Ein-Karem – Terapia Geneti
Jerusalem 91120

Appendix to Letter of Approval

Compliance with Intellectual Property Laws

We have acknowledged your undertaking from 01.06.10 to comply with intellectual property laws as shall be practiced in Israel from time to time, that if you are convicted for violation of the intellectual property laws of Israel, by a final and un-appealable judgment in an Israeli court, we shall be entitled to terminate any benefit granted to you by the Industrial Research and Development Administration, including grant, loan, tax benefit or any other financial advantage, or any part of such benefit, and demand their return including interest and linkage differentials according to the law.

Sincerely,

/s/ Dr. Eli Ofer
Dr. Eli Ofer
The Chief Scientist